EXHIBIT 21

Subsidiaries of United Community Banks, Inc.

Subsidiary	State of Organization

United Community Bank	Georgia

United Community Insurance Services, Inc.	Georgia

Union Holdings, Inc.	Nevada

Union Investments, Inc.	Nevada

United Community Mortgage Services, Inc.	Georgia

United Community Development Corporation	Georgia

UCB North Georgia Properties, Inc.	Georgia

UCB Metro Properties, Inc.	Georgia

UCB Coastal Properties, Inc.	Georgia

UCB Tennessee Properties, Inc.	Tennessee

UCB North Carolina Properties, Inc.	North Carolina

UCB South Carolina Properties, Inc.	South Carolina

UCB Real Estate Investments, Inc.	Georgia

UCB Metro Real Estate Investments, Inc.	Georgia

UCBI Georgia Credits LLC	Georgia

United Community Payment Systems, LLC (50% owned by United Community Bank)	Delaware

United Community Statutory Trust III	Delaware

Southern Bancorp Capital Trust I	Delaware

United Community Risk Management Services, Inc.	Nevada

Tidelands Statutory Trust I	Delaware

Tidelands Statutory Trust II	Delaware